Exhibit 99.1

GrafTech Strongly Disagrees with ISS Report, Which Shows Complete Disregard for Key

Governance Issues and Underscores ISS’s Lack of Understanding of GrafTech’s Strategy

Urges Stockholders to Vote FOR GrafTech’s Seven Director Nominees on the WHITE Proxy Card Today

Reiterates Glass Lewis’ Recommendation That Stockholders Vote FOR ALL GrafTech Nominees

PARMA, Ohio—May 5, 2014—GrafTech International Ltd. (NYSE:GTI) (“GrafTech”) today issued the following statement regarding a May 2, 2014 report by Institutional Shareholder Services (“ISS”) relating to the election of GrafTech’s seven highly-qualified and experienced nominees to its Board of Directors at the Company’s May 15, 2014 Annual Meeting of Stockholders.

ISS’s conclusion not to recommend the election of GrafTech’s seven highly qualified and experienced director nominees demonstrates a complete disregard for both the results of an independent investigation and for its own standards of ethical conduct and corporate governance. Moreover, it is clear that ISS does not fully grasp the long-term negative impact that the Milikowsky Group’s market-share focused commodity pricing strategy would have on GrafTech’s margins and how severely it could erode stockholder value.

ISS Shows Complete Disregard for Key Governance Issues

As an organization charged with the responsibility of advising its clients on issues regarding corporate governance and appropriate director conduct, we are appalled by ISS’s mischaracterization of the steps the GrafTech Board properly took to investigate leaks of proprietary information to a hedge fund and response to director misconduct, as well its misrepresentation of the Milikowsky Group’s proposed offer to submit to a review of that investigation.

Most notably, ISS incorrectly reported that, under the proposed offer, Nathan Milikowsky “would not take a board seat” until after such a review concluded that he did not violate his fiduciary duties. In fact, Nathan Milikowsky proposes that he be restored to the Board prior to the conduct of such a review.

Further, ISS failed to mention or consider that, under the proposed offer, Nathan Milikowsky could not be removed from the Board if—once again—he did not like or disagreed with the results of that review. In addition, ISS failed to mention or consider that the Milikowsky Group’s argument that the Company’s proposed structure for the review could take as long as two years is completely false and could actually be completed in three to six months—assuming that Nathan Milikowsky himself fully cooperates this time.

But more disturbing than these material failures is what ISS’s report does not say: That the chosen third-party would have no power to interview Nathan Milikowsky or request that he provide any further documentation to aid in reaching a conclusion about his actions. In fact, ISS failed to mention or consider many publicly disclosed facts, including that, during the independent Special Committee investigation, Nathan Milikowsky was the only director, officer or employee who failed to comply with a required legal hold and full document production, and that he was also the only director, officer or employee who avoided being interviewed by the independent and unbiased law firm retained to conduct the investigation.

Given ISS’s mission of supporting appropriate governance and board functioning, it is disappointing not only to see these issues given short shrift in a contested election report, but also to see them entirely disregarded in its conclusion.

ISS’s recommendation establishes a misguided precedent that governance standards for directors who are large shareholders are different from standards applied to other directors or to management or employees.

ISS Does Not Understand GrafTech’s Strategy

ISS also misses the mark on the risks to the Company of employing the Milikowsky Group’s proposed strategy, which underscores its fundamental lack of understanding of GrafTech’s global businesses and industry and, if implemented, would be detrimental to stockholder value. The Milikowsky Group’s strategy includes:

•	Flawed Industrial Materials Strategy: Redefining GrafTech’s graphite electrode commercial strategy to focus on capacity expansion and commodity pricing in an attempt to gain market-share would be met with an immediate competitive response and result in a long-term negative impact on GrafTech’s margins. The Milikowsky Group’s commodity pricing strategy would create a race to the bottom and destroy value for GrafTech stockholders.

•	Flawed Needle Coke Strategy: Current low needle coke utilization levels have resulted in soft needle coke pricing. An expansion of Seadrift capacity in the current low price environment would have an immediate negative impact on GrafTech’s margins and liquidity.

•	Flawed Pricing Assumptions: The Milikowsky Group’s value proposition requires the largest price increase in the history of the industry – approximately 40% and 35% for graphite electrodes and needle coke, respectively, at the same time it proposes to increase market-share. These assumptions are completely unrealistic in the current market environment.

We believe the market has recognized that GrafTech is pursuing the right strategy as evidenced by GrafTech’s stock rallying approximately 40 percent in the five trading days following the announcement of our rationalization plan. The Milikowsky Group’s plan essentially recommends undoing our global rationalization initiatives and implementing a strategy focused solely on market share with no regard to price discipline and competitive market reaction.

In short, a vote on the blue card would be a vote in favor of abandoning GrafTech’s thoughtful strategy, which independent third-parties have already acknowledged is the only realistic and viable strategy in the current macroeconomic environment. It is a vote to diverge from GrafTech’s management team and its successful execution of the Company’s strong strategic plan, which we believe would negatively impact stockholder value.

Vote the WHITE Proxy Card to Protect Your Investment

GrafTech strongly urges stockholders to protect their investments by voting the WHITE proxy card in support of ALL GrafTech’s director nominees. By voting the blue proxy card, stockholders could lose all but one of the existing qualified and experienced independent directors. The resulting board would only have two directors with meaningful independent public company board experience and would lose essential continuity and institutional knowledge of both the business and the industry.

In addition to the uncertainty created by losing critical continuity, voting the blue proxy card has the potential to strip the Board’s committees of the majority, if not all (as in the case of the Audit and Finance Committee), of their members. For example, given that Mr. Layman is retiring, if Ms. McClean and Mr. Shawley are not re-elected to the Board, the Audit and Finance Committee would be made up entirely of new directors.

By voting the WHITE proxy card, stockholders can ensure that their Board is well-balanced, retains the deep experience essential to overseeing the Company’s operations in the challenging macroeconomic environment in which it operates and ensures representation from the Milikowsky Group is added without the clearly identified governance risks.

As previously announced on May 1, 2014, leading proxy advisory firm, Glass Lewis & Co., recommended that GrafTech stockholders vote FOR all seven highly qualified and experienced director nominees on the WHITE proxy card. In its report, Glass Lewis supports the Company’s position that GrafTech has the right Board, the right team and the right strategy to continue building stockholder value, and acknowledges that the evidence and actions of Nathan Milikowsky support the position that he is not suitable to serve on the Board and that the Milikowsky Group does not have a realistic strategy.

GrafTech stockholders are reminded that their vote is important, no matter how many or how few shares they own. Whether or not stockholders plan to attend the Annual Meeting, they have an opportunity to protect their investment in GrafTech by voting FOR GrafTech’s seven director nominees using the WHITE proxy card today.

If stockholders have questions or need assistance in voting their shares, they should call:

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

(800) 509-0917 (Toll Free)

e-mail: graftechproxy@georgeson.com

NOTE ON FORWARD-LOOKING STATEMENTS: This letter contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) about certain nominations for election of directors, future or targeted operational and financial performance; growth prospects and rates, the markets we serve, strategic plans and our position in our industry. Our expectations are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: unforeseen delays, costs or liabilities associated with our initiatives as well as our growth and other plans, changes in market prices of our securities, changes in business and economic conditions and growth trends in the industry, changes in customer markets and various geographic regions, uncertainties in the geopolitical environment, and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any of them in light of new information, future events or otherwise. This letter does not constitute an offer or solicitation as to any securities.

IMPORTANT ADDITIONAL INFORMATION: GrafTech and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the 2014 Annual Meeting. GrafTech has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from GrafTech stockholders for the 2014 Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2014 ANNUAL MEETING AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with the SEC in connection with GrafTech’s Annual Meeting. Information regarding the direct and indirect beneficial ownership of GrafTech’s directors and executive officers in GrafTech securities is set forth in the definitive proxy statement and other materials filed with the SEC in connection with GrafTech’s 2014 Annual Meeting. Stockholders will be able to obtain free copies of the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed with the SEC by GrafTech through the web site maintained by the SEC at www.sec.gov and on GrafTech’s web site at http://ir.graftech.com/.

Contacts:

GrafTech International

Kelly Taylor, Director, Investor Relations & Corporate Communications, 216-676-2293

or

Joele Frank, Wilkinson Brimmer Katcher

Jamie Moser / Jed Repko, 212-355-4449